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                                                                       EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP


                                January 12, 1998



ACT Networks, Inc.
188 Camino Ruiz
Camarillo, California 93012

         Re:    ACT Networks, Inc. (the "Company")
                Registration Statement for Registration
                of 460,000 Shares of Common Stock


Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 460,000 shares of common stock ("Common Stock") of ACT Networks, Inc. (the "Company") for issuance under the Company's 1997 Stock Incentive Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ Brobeck, Phleger & Harrison LLP
                                      -----------------------------------
                                      BROBECK, PHLEGER & HARRISON LLP